Exhibit k.1

TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

AMENDED AND RESTATED ADMINISTRATION AGREEMENT, made as of the day of May 12, 2021 between Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico and an investment company registered under the US Investment Company Act of 1940, as amended (the “Fund”), and UBS Trust Company of Puerto Rico, a trust company duly organized and having its principal office and principal place or business in Puerto Rico (the “Administrator” or “PWTC”). Capitalized terms not otherwise defined herein will have the same meaning as in the Fund’s Prospectus dated on or about May, 2021.

W I T N E S S E T H

WHEREAS, the Fund is registered under the US Investment Company Act of 1940, as amended (the “ICA”) as a close-end, non-diversified investment company, and intends to sell shares of its common stock (“Shares”), preferred stock, and debt securities solely to Puerto Rico residents;

WHEREAS, the Fund has retained as investment adviser, PWTC (the “Investment Adviser”), for the purpose of investing its assets in securities and other investments and desires to retain PWTC for certain administrative services, and PWTC has full capacity and is willing to furnish such services on the terms and conditions herein set forth; and

WHEREAS, the Fund has also retained PWTC to act as Transfer Agent and Custodian, in the manner and on the terms and conditions set forth in the Transfer Agency, Registrar, and Shareholder Servicing Agreement (the “Transfer Agency Agreement”) and the Custody Agreement (the “Custody Agreement”), respectively;

NOW, THEREFORE, the parties hereto agree as follows:

The Fund hereby appoints PWTC to provide the services set forth below, subject to the overall supervision of the Board of Directors of the Fund (the “Board”), for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees forth, for the compensation herein provided.

1.         Subject to the supervision of the Board, the Administrator shall provide the facilities and personnel to the Fund in the performance of the following services:

a.        With the assistance of the Investment Adviser, oversee the weekly determination of the Fund’s net asset value (in accordance with the Fund’s policy as adopted from time to time by the Board) and net income;

b.         Maintain and preserve the books and records of the Fund as required by the ICA and the rules and regulations thereunder;

c.        Assist in the preparation and filing of the Fund’s Puerto Rico income tax returns and any other required tax returns as prepared by the Fund’s auditors;

d.          Review the appropriateness of and arrange for payment of the Fund’s expenses;

e.      Prepare for review and approval by officers of the Fund prospectus and other offering materials, marketing materials, financial information, quarterly reports, and proxy materials and prepare other communications to shareholders required by applicable law or otherwise to be sent to Fund shareholders at the request of the Fund’s officers, and arrange for the printing and dissemination of such reports and communications to shareholders;

f.         Provide regulatory compliance services, including compliance with the ICA, and prepare for review and approval by the Board and officers, and file or cause to be filed, the Fund’s periodic financial and other reports. forms. or filings required to be filed under the ICA, any reporting and filings required by the Securities Exchange Act of 1934 and/or the Uniform Securities Act of Puerto Rico and rules issued thereunder. and such other reports, form or filings as may be required by applicable laws and regulations or as may be mutually agreed upon;

g.        Make reports and recommendations to the Board concerning the performance of the auditors as the Board may reasonably request or deem appropriate;

h.         Make such reports and recommendations to the Board concerning the performance and fees of the Fund’s Custodian and Transfer Agent, as the Board may reasonably request or deem appropriate;

i.         Consult with the Board, officers, auditors, legal counsel, Custodian, and Transfer Agent in establishing the accounting policies of the Fund;

j.       Review implementation of any stock purchase or dividend reinvestment programs authorized by the Board;

k.        Provide such assistance to the Investment Adviser, the Custodian, and the Fund’s counsel and auditors as generally may be required to carry on the business and operations of the Fund properly;

I.         Respond to or refer to the Fund’s officers or Transfer Agent, shareholder inquiries relating to the Fund;

m.        Provide the Fund with, or obtain for it, and maintain adequate office space and all necessary office equipment and services, including telephone service, air conditioning, utilities, stationery supplies and similar items; and

n.        Coordinate with the Fund’s officers as well as provide assistance and arrange for facilities for meetings of the Fund’s Board of Directors.

All services are to be furnished through the medium of any directors, officers or employees of the Administrator as the Administrator deems appropriate in order to fulfill its obligations hereunder.

2.         The Administrator agrees to pay all its own expenses incurred in connection with this Agreement, including all salaries, fees, and expenses of the Fund’s directors and officers who are affiliated persons (as that term is defined in the ICA) of the Administrator. The Administrator will not be required to pay any expenses of the Fund not expressly assumed by the Administrator in this Agreement. The Fund shall pay its expenses including, but not limited to (which shall be in addition to the fees payable to and expenses incurred on behalf of the Fund by the Administrator hereunder): (1) the costs (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (2) organizational expenses, including legal expenses, of the Fund whether or not advanced by the Investment Adviser; (3) filing fees and expenses relating to the registration and qualification of the Fund under the ICA; (4) fees and salaries payable to the Fund’s Investment Adviser; (5) taxes (including any income or franchise taxes) and governmental fees (including transfer taxes); (6) costs of any liability, uncollectible items of deposit, and any other insurance or fidelity bonds; (7) any costs, expenses, or losses arising out of a liability of or clam for damages or other relief asserted against the Fund for violation of any law, subject to the terms of section 6 hereof; (8) legal fees and disbursements, including legal fees of special counsel for those members of the Board of Directors who are not interested persons (as defined in the ICA), if one is retained; (9) accounting and auditing expenses (other than those incurred in providing comfort to the underwriters in connection with the initial public offering of the Shares or an offering of debt securities); (10) fees and disbursements of custodians and securities depositories, Transfer Agent, and other agents; (11) expenses of printing and distributing reports to shareholders; (12) any extraordinary expense, including reasonable fees and disbursements of litigation counsel and indemnification expenses incurred by the Fund; (13) fees. voluntary assessments and other expenses incurred in connection with membership in investment company or trade organizations; (14) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (15) the cost of investment company literature and other publications; (16) costs of mailing, stationery, and communications equipment; (17) interest charges on borrowing; (18) the cost of preparing, printing, and mailing certificates, if any, representing Shares; (19) cost of the security pricing services used to value the Fund’s assets; (20) fees and salaries payable to those members of the Board of Directors who are not interested persons (as defined in the ICA); and (21) all expenses incurred in connection with the services of those members of the Board of Directors who are not interested persons (as defined in the ICA), including travel expenses.

3.        For the services performed and the facilities furnished hereunder, the Fund will pay PWTC an annual fee equal to 0.15% of the Fund’s average weekly gross assets, payable monthly. PWTC is hereby authorized to charge the accounts opened as authorized under the Custody Agreement, the foregoing tee and any out-of-pocket incidental expenses PWTC incurs that arise out of or in connection with these agreements.

4.          The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder. The Administrator may, with prior notification to the Fund, retain a sub-administrator or third-party provider in order to enable it to carry out any of its duties and responsibilities under this Administration Agreement.

5.         The Administrator shall not be liable to the Fund for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement, and the Fund shall indemnify the Administrator and hold it harmless from and against all damages, liabilities, cost and expenses (including reasonable attorneys’ fees and amounts paid in settlement with the written consent of the Fund) incurred by the Administrator in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreements provided, however, that nothing contained herein shall protect or be deemed to protect the Administrator against or entitle or be deemed to entitle the Administrator to indemnification in respect to any liability to the Fund or its security holders to which the Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, or by reason of its reckless disregard of its duties and obligations under this Agreement.

6.         This Agreement shall become effective as of the date first written above, and this Agreement shall continue in effect unless terminated as herein provided. This Agreement may be terminated by either party hereto (without penalty) at any time upon not less than 60 days’ prior written notice to the other party hereto. This Agreement will automatically terminate in the event of its assignment, except that the rights and obligations hereunder may be transferred to another person if all of the following conditions are met: (i) the transferee is a person directly or indirectly controlling, controlled by or under common control with the Administrator (“Affiliate”), and (ii) such Affiliate is organized and has its principal place of business in Puerto Rico, and (iii) the Board must have received at least 60 days prior notice of such transfer.

7.       Nothing in this Agreement shall limit or restrict the right of any employee of the Administrator to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature nor limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. The Administrator shall be deemed to be an independent contractor, unless otherwise expressly provided or authorized by this Agreement.

8.        During the term of this Agreement, the Fund agrees to furnish the Administrator at the principal office of the Administrator prior to use thereof all prospectuses, offering memoranda, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to the public that refer in any way to the Administrator. If the Administrator reasonably objects in writing to such references within five business days (or such other time as may be mutually agreed upon) after receipt thereof, the Fund will modify such references in a manner reasonably satisfactory to the Administrator. In the event of termination of this Agreement, the Fund will continue to furnish to the Administrator copies of any of the above-mentioned materials that refer in any way to the Administrator. The Fund shall furnish or otherwise make available to the Administrator such other information relating to the business affairs of the Fund as the Administrator at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

9.           This Agreement may be amended only by mutual written consent.

10.      Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepared: (1) to the Administrator or American International Plaza, 9th Floor, 250 Muñoz Rivera A venue, San Juan, Puerto Rico 00918, Attention: President or (2) to the Fund at American International Plaza, 7th Floor, 250 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918; or (3) at such other address as either party shall designate by notice to the other party.

11.         This Agreement sets forth the entire agreement and understanding of the parties hereto solely with respect to the matters covered hereby and the relationship between the Fund and PWTC as Administrator. Nothing in this Agreement shall govern, restrict or limit in any respect any other business dealings between the parties hereto unless otherwise expressly provided herein.

12.         This Agreement shall be governed by and construed in accordance with the laws of Puerto Rico.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

UBS TRUST COMPANY OF PUERTO RICO, AS ADMINISTRATOR		TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

By:	Digitally signed by Hector Sueiro (43145150) Date: 2021.05.12 16:18:37 -04’00’	By:
Name: Héctor Sueiro		Name: Carlos V. Ubiñas
Title: Managing Director		Title: President

UBS TRUST COMPANY OF PUERTO RICO, AS ADMINISTRATOR		TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

By:		By:
Name: Claudio D. Ballester		Name: Liana Loyola
Title: Executive Director		Title: Secretary

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

UBS TRUST COMPANY OF PUERTO RICO, AS ADMINISTRATOR	TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

By:	By:
Name: Héctor Sueiro	Name: Carlos V. Ubiñas
Title: Managing Director	Title: President

UBS TRUST COMPANY OF PUERTO RICO, AS ADMINISTRATOR	TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.
By:	By:
Name: Claudio D. Ballester	Name: Liana Loyola
Title: Executive Director	Title: Secretary

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

UBS TRUST COMPANY OF PUERTO RICO, AS ADMINISTRATOR	TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

By:	By:
Name: Claudio D. Ballester	Name: Carlos V. Ubiñas
Title: Executive Director	Title: President

UBS TRUST COMPANY OF PUERTO RICO, AS ADMINISTRATOR	TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

By:	By:
Name: Héctor Sueiro	Name: Liana Loyola
Title: Managing Director	Title: Secretary

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

UBS TRUST COMPANY OF PUERTO RICO, AS ADMINISTRATOR	TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

By:	By:
Name: Héctor Sueiro	Name: Carlos V. Ubiñas
Title: Managing Director	Title: President

UBS TRUST COMPANY OF PUERTO RICO, AS ADMINISTRATOR	TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.
By:	By:
Name: Claudio D. Ballester	Name: Liana Loyola
Title: Executive Director	Title: Secretary